GUARANTY

     GUARANTY, given as of February 4, 1997, by NTI TELECOM, INC., a Nevada Corporation, having an address at 101 Convention Center Drive, Las Vegas, Nevada (hereinafter referred to as" Guarantor"), to BENTLEY KING ASSOCIATES, INC., a Delaware corporation, having an address at 1601 E. Flamingo Road, Las Vegas, Nevada ("Lender")(hereinafter "Guaranty"),

                         W I T N E S S E T H:

      WHEREAS, concurrently herewith the Lender is lending to Net
Telecommunication Inc., a Nevada corporation, having an address at 101 Convention Center Drive, Las Vegas, Nevada 89109 ("Maker"), the sum of $300,000.00, together with interest thereon, as evidenced by a promissory note and loan agreement dated as of February ~ ,1997 herewith made by Maker to Lender (the "Note" and "Loan Agreement"); and

      WHEREAS, Guarantor is a direct beneficiary of the Note to Maker inasmuch as Maker will, from proceeds of the Note, finance Guarantor for the purpose of commencing telecommunication service operations and in order to induce the Lender to make said loan, the Guarantor has agreed to give the Guaranty of the payment of the Note.

      NOW THEREFORE, in consideration of Ten Dollars, and other valuable consideration, the receipt and sufficiently of which is hereby acknowledged, the parties hereto agree as follows:

      1. The Guarantor does hereby unconditionally guaranty to the Lender the due and punctual payment of all principal and interest evidenced by the Note and all extensions, renewals or refinancings thereof, whenever due and payable, and all expenses of collection of the Note and of enforcement of the Guaranty, including reasonable attorneys' fees (collectively referred to herein as the "Obligations").

      2. This Guaranty is irrevocable, continuing, indivisible and unconditional and, except as otherwise provided herein, may be proceeded upon immediately after failure by the Maker to pay any of the Obligations, without any prior action or proceeding against the Maker. The Guarantor hereby consents to and waives notice of the following, none of which shall affect, change or discharge the liability of the Guarantor hereunder: (a) any changes in the terms of any agreement between the Maker and the Lender; and (b) the acceptance, alteration, release or substitution by the Lender of any security for the Obligations, whether provided by the Guarantor or any other person.

      3. The Guarantor hereby expressly waives the following: (a) acceptance and notice of acceptance of the Guaranty by Lender; (b) notice of extension of time of the payment of, or renewal or alteration of the terms and conditions of, any Obligations; (c) notice of any demand for payment, notice of default or nonpayment as to any Obligations; (d) all other notices to which the Guarantor might otherwise be entitled in connection with the Guaranty or the Obligations of the Maker hereby guaranteed; and (e) trial by jury and the right thereto in any action or proceeding~of any kind or nature, arising on, under or by reason of, or relating in any way to, the Guaranty or the Obligations.

      4. The Guarantor has not and will not set up or claim and defense, counterclaim, act-off or other objection of any kind to the suit, action or proceeding at law, in equity, or otherwise, or to any demand or claim that may be instituted or made under and by virtue of the Guaranty. All remedies of the Lender by reason of or under the Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies shall be deemed in exclusion of any other remedies available to the Lender.

      5. The Guarantor represents and warrants that the Guarantor has full power and authority to execute, deliver and perform this Guaranty, and that neither the execution, delivery nor performance of the Guaranty will violate any law or regulation, or any order or decree of any court or governmental authority, or will conflict with, or result in the breach of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or by which Guarantor may be bound or will result in the creation or imposition of any lien, claim or encumbrance upon any property of Guarantor.

      6. The Guarantor covenants and agrees as follows:

      (A) Guarantor covenants not to create, suffer or incur any lien, mortgage, pledge, assignment or other encumbrance, or security interest in any of Guarantor's property, assets or receivables, now owned or hereafter acquired, except as contemplated by the Loan Agreement and related documents;

      (B) Guarantor shall no have any indebtedness, except for indebtedness incurred in the normal course of business;

      (C) All taxes, levies and assessments of any description will be paid and satisfied before interest of penalties accrue thereon;

      (D) Guarantor shall not make any significant changes in its management;

      (E) Guarantor shall maintain all necessary insurance and coverage so as to protect its interest and the interest of Lender;

      (F) Guarantor shall not decapitalize nor dilute the corporate structure of the Guarantor;

      (G) Guarantor shall not issue nor authorize any additional shares of any stock, whether common or preferred.

      7. This Guaranty may not be changed or terminated orally.

      8. This Guaranty shall be construed in accordance with, and governed by, the laws of the State of Nevada. No invalidity, irregularity, illegality or unenforceability of any Obligation shall affect, impair or be defense to the enforceability )f the Guaranty.

      9. This Guaranty shall be binding upon an inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Guaranty on the date first above written.

                                      NTI TELECOM, INC.

                                      By:/s/Michael Gorts
                                      ------------------------
                                      Michael Gorts
                                      President



                                      BENTLEY KING ASSOCIATES, INC.

                                      By:/s/Jon M. Levine
                                      ------------------------
                                      Jon M. Levine
                                      Executive Vice President